Exhibit 10.19

Loan No. 1005669

AMENDED AND RESTATED SECURED PROMISSORY NOTE

$42,250,000.00	October 28, 2011

FOR VALUE RECEIVED, KBSIII DOMAIN GATEWAY, LLC, a Delaware limited liability company (“Domain Borrower”), and KBSIII LAS CIMAS IV, LLC, a Delaware limited liability company (together with Domain Borrower, each a “Borrower” and collectively, “Borrowers”), HEREBY PROMISE TO PAY to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), the principal sum of Forty-Two Million Two Hundred Fifty Thousand and No/100ths Dollars ($42,250,000.00), or if less, the aggregate unpaid principal amount of all disbursements disbursed by Lender pursuant to the requirements set forth in the Loan Agreement, dated as of September 29, 2011 (as amended, supplemented or restated from time to time the “Loan Agreement”), among Borrowers, Lender, certain other Lenders named therein or made parties thereto and Wells Fargo Bank, National Association, as Administrative Agent, together with interest on the unpaid principal balance hereof at the rate (or rates) determined in accordance with Section 2.7 of the Loan Agreement from the date such principal is advanced until it is paid in full. It is contemplated that there will be advances and payments under this Note from time to time, but no advances or payments under this Note (including payment in full of the unpaid balance of principal hereof prior to maturity) shall affect or impair the validity or enforceability of this Note as to future advances hereunder.
This Note is one of the Notes referred to in and governed by the Loan Agreement, which Loan Agreement, among other things, contains provisions for the acceleration of the maturity hereof and for the payment of certain additional sums to Lender upon the happening of certain stated events. Capitalized terms used in this Note without definition have the same meanings as in the Loan Agreement.
The principal amount of this Note, unless accelerated in accordance with Loan Agreement as described below, if not sooner paid, will be due and payable, together with all accrued and unpaid interest and other amounts due and unpaid under the Loan Agreement, on the Maturity Date.
This Note is secured by, among other things, the Security Documents referred to in the Loan Agreement.
Interest on the Loan is payable in arrears on the first Business Day of each month during the term of the Loan Agreement, commencing with the first Business Day of the first calendar month to begin after the date of this Note. Interest will be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty (360) days. The Loan Agreement provides for the payment by Borrowers of various other charges and fees, in addition to the interest charges described in the Loan Agreement, as set forth more fully in the Loan Agreement.
All payments of any amount becoming due under this Note shall be made in the manner provided in the Loan Agreement, in Dollars.
Upon and after the occurrence of a Default, unless such Default is waived as provided in the Loan Agreement, this Note may, at the option of Requisite Lenders and without further demand, notice or legal process of any kind, be declared by Administrative Agent, and in such case immediately shall become, due and payable. Upon and after the occurrence of certain Defaults, this Note shall, without any action by Lenders and without demand, notice or legal process of any kind, automatically and immediately become due and payable.
Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrowers. Subject to the terms of the Loan Agreement, Lender may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any subordination of Borrowers' obligations hereunder without affecting or diminishing Lender's right of recourse against Borrowers, which right is hereby expressly reserved.

This Note has been delivered and accepted at Irvine, California. This Note shall be interpreted in accordance with, and the rights and liabilities of the parties hereto shall be determined and governed by, the laws of the State of California.
All notices or other communications required or permitted to be given pursuant to this Note shall be given to the Borrowers or Lender at the address and in the manner provided for in the Loan Agreement.
In no contingency or event whatsoever shall interest charged in respect of the Loan evidenced hereby, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall, at Lender's election, either (a) promptly refund such excess interest to Borrowers or (b) credit such excess to the principal balance hereof. This provision shall control over every other provision of all agreements between Borrowers and Lender.
Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.
The limitations on personal liability of the shareholders, partners and members of Borrowers contained in Section 13.27 of the Loan Agreement shall apply to this Note.
This Note is issued in replacement of a Secured Promissory Note, dated September 29, 2011, in the amount of $42,250,000.00, previously issued by Domain Borrower to Lender pursuant to the Loan Agreement and shall evidence a Loan made by Lenders that is outstanding as of the date hereof, together with accrued and unpaid interest thereon and other amounts payable with respect thereto, as well as future advances hereunder.

[Signatures Follow on Next Page]

Loan No. 1005669

IN WITNESS WHEREOF, Borrowers have executed this Note as of the date first set forth above.
BORROWER
KBSIII DOMAIN GATEWAY, LLC,
a Delaware limited liability company

By:    KBSIII REIT ACQUISITION I, LLC,
a Delaware limited liability company,
its sole member

By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

[Signatures Continue on Following Page]

Loan No. 1005669

"BORROWER"
KBSIII LAS CIMAS IV, LLC,
a Delaware limited liability company

By:    KBSIII REIT ACQUISITION II, LLC,
a Delaware limited liability company,
its sole member

By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

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